Exhibit 99.1

Press Release

Diversified Restaurant Holdings Reports Third Quarter 2014 Results

SOUTHFIELD, Mich., November 6, 2014 (GLOBE NEWSWIRE) -- Diversified Restaurant Holdings, Inc. (Nasdaq: BAGR) ("DRH" or the "Company"), the creator, developer and operator of the unique, full-service, ultra-casual restaurant and bar Bagger Dave's Burger Tavern® ("Bagger Dave's") and one of the largest franchisees for Buffalo Wild Wings® ("BWW"), announced today the results for the third quarter ended September 28, 2014.

Third Quarter 2014 Highlights Include:

•	Revenue increased 24.3% to $32.8 million.

•	Consolidated comparable-store sales increased 5.0% compared to a 3.7% increase in the prior year period, representing 15 consecutive quarters of comparable-store sales growth.

•	Adjusted EBITDA, a non-GAAP measure (1), increased 25.6% to $3.8 million.

•	Operating profit was $0.2 million compared to operating profit of $0.3 million in the prior-year period.

•	Two new restaurants opened, including one Bagger Dave’s and one Buffalo Wild Wings, and three Buffalo Wild Wings in Florida were acquired.

Michael Ansley, President and CEO of Diversified Restaurant Holdings commented, “Our strong sales results in the third quarter reflect our commitment to delighting our guests through great dining experiences. These efforts were demonstrated by solid initial sales volumes at newer restaurants as well as an impressive 5.0% increase in consolidated comparable-store sales, which extended our track record to 15 consecutive quarters of comparable-store sales growth. Our multi-layered efforts to improve the guest experience at Buffalo Wild Wings and at the same time build the Bagger Dave’s brand through our disciplined real estate focus, differentiated menu offerings, and impactful marketing message, are clearly resonating well.”

Mr. Ansley continued, "Looking ahead, we have an exciting pipeline of growth to expand both the Bagger Dave’s and Buffalo Wild Wings businesses across our markets, and our recent sale leaseback transaction provides us with the financial flexibility to capitalize on these opportunities. Through the addition of nine new restaurants and our recent acquisition of three Buffalo Wild Wings restaurants in Florida, we are well positioned to deliver over 20% unit growth in 2014.”

Third Quarter 2014 Review

Revenue increased 24.3% to $32.8 million in the third quarter of 2014 compared to $26.4 million in the third quarter of 2013. The growth in revenue was driven by a 5.0% increase in consolidated comparable- store sales, three acquired Florida Buffalo Wild Wings restaurants, and the addition of ten new restaurants over the past year, comprised of eight Bagger Dave's and two Buffalo Wild Wings locations. On a two-year basis, comparable-store sales grew 8.7% in the third quarter.

At the end of the third quarter of 2014, the Company had 61 restaurants, comprised of 21 Bagger Dave's and 40 Buffalo Wild Wings locations. This represents an increase of 24.5% from 49 restaurants at the end of the prior-year third quarter.

Food, beverage, and packaging costs as a percentage of revenue declined to 28.8% versus 29.4% in the third quarter of 2013. The 60 basis point improvement was primarily due to lower wing costs year-over-year. The average cost per pound for bone-in chicken wings was $1.50 compared to $1.71 in the prior-year period.

Compensation costs increased by $1.4 million, or 20.5%, to $8.4 million. The increase was driven by staffing required for thirteen additional restaurants versus the prior year. As a percentage of revenue, compensation costs improved 80 basis points to 25.6% compared to 26.4% in the same quarter last year.

Occupancy costs increased 17.1% to $1.9 million. The increase was driven by an increased number of restaurants in operation versus the prior year. As a percentage of revenue, occupancy costs improved 40 basis points to 5.7% compared to 6.1% in the same quarter last year.

Other operating costs increased $1.8 million to $7.2 million. The increase was predominantly driven by higher repair and maintenance expenses related to a number of discrete non-recurring items. As a percentage of revenue, other operating costs were 22.0% versus 20.6% in the same quarter last year.

General and administrative expenses increased $0.5 million or 36.9%, to $2.1 million. As a percentage of revenue, G&A increased to 6.5% from 5.9% in the same quarter last year. The increase was due to timing of marketing expenses versus the prior year.

Pre-opening costs remained relatively flat at $0.6 million. As a percentage of revenue, preopening costs improved 50 basis points to 1.9% compared to 2.4% in the same quarter last year.

Depreciation and amortization as a percentage of revenue increased to 8.7% from 7.9% in the year ago quarter, primarily due to the increase in real estate purchases as an alternative to leasing.

Operating profit was $0.2 million compared to operating profit of $0.3 million in the prior-year period.

Adjusted EBITDA increased 25.6% to $3.8 million. As a percent of revenue, Adjusted EBITDA increased 20 basis points to 11.7% compared to the prior-year period. Restaurant-level EBITDA increased 26.7% to $5.8 million, an increase of 40 basis points to 17.8% as a percent of revenue compared to the prior-year period.(1) DRH believes that, when used in conjunction with GAAP measures, restaurant-level EBITDA and adjusted EBITDA, which are non-GAAP measures, provide additional information related to its operating performance. (See reconciliation of restaurant-level EBITDA and adjusted EBITDA in the supplemental tables included at the end of this release.)(1)

Net loss for the third quarter was $0.2 million compared to net income of $0.1 million for the prior-year period.

At September 28th, 2014, cash, cash equivalents and investments were $11.4 million, compared to $18.1 million at December 29, 2013 due to new restaurant openings, land purchases, the acquisition of three Buffalo Wild Wings locations in Florida and conversion of all Buffalo Wild Wings locations to a new POS system. The Company believes that its existing cash, cash from operations, its credit facility, and proceeds from the recent sale leaseback transaction will be sufficient to meet operational funding, development, and obligations for at least the next twelve months.

Sale and Leaseback Transaction

Subsequent to the end of the third quarter of 2014, DRH entered into an agreement for a $24.6 million sale and leaseback transaction related to twelve properties, comprised of both Buffalo Wild Wings and Bagger Dave's restaurants. On October 31 and November 5, 2014, we conducted closings on seven of the twelve properties for a total of $13.1 million. The remaining five restaurants remain under construction and are scheduled for closing upon completion. The proceeds from the transaction will be used to pay down $5.0 million in debt as well as to fund growth capital.

Outlook

•

Revenue for fiscal year 2014 is now expected in the range of $128 million to $130 million, versus previous expectations for $128 million to $133 million. The variance is driven by lower than anticipated new restaurant openings as a result of construction and permitting issues.

•

DRH now anticipates ending 2014 with 66 restaurants, including the opening of six Bagger Dave’s and three Buffalo Wild Wings locations, versus previous expectations of eight Bagger Dave’s and three Buffalo Wild Wings locations. The two Bagger Dave’s that are being delayed due to construction and permitting issues are scheduled to open in the first quarter of 2015.

•	Adjusted EBITDA for 2014 is projected in the range of $14.0 million to $15.0 million. Restaurant-level EBITDA for 2014 is expected between $22.6 million and $24.1 million.

Mr. Ansley concluded, “Over the past year, we have made significant investments in the processes and disciplines necessary to enhance the profitability of our current restaurant base and to support our long term expansion plans. Following over 20% unit growth in 2014, we are guiding to eight to nine restaurant openings in 2015, consisting of five to six Bagger Dave’s and three Buffalo Wild Wings locations. While on a percentage basis we are modestly slowing down the pace of development, our 2015 restaurant class is being built on only the very best “A” class locations, which we view as the right strategic decision to ensure our future success.”

Webcast and Conference Call

DRH will host a conference call and webcast on Thursday, November 6, 2014 at 5:15 PM Eastern Time, during which management will review the financial and operating results for the third quarter and discuss its outlook. A question and answer session will follow.

The teleconference can be accessed by calling (877) 407-3982. The webcast can be monitored on the Company's website at www.diversifiedrestaurantholdings.com.

A telephonic replay will be available through Friday, November 13, 2014. To listen to a replay of the call, dial (877) 870-5176 and enter the conference ID number 13593599, or access the webcast replay via the Company's website where a transcript will also be posted once available.

About Diversified Restaurant Holdings

Diversified Restaurant Holdings, Inc. (Nasdaq: BAGR) ("DRH" or the "Company") owns and operates Bagger Dave's Burger Tavern, a full-service, family-friendly restaurant and full bar with a casual, comfortable atmosphere specializing in custom-built, proprietary, fresh prime rib recipe burgers, all-natural turkey burgers, hand-cut fries, locally crafted beers on draft, hand-dipped milk shakes, salads, black bean turkey chili, and much more. There are currently 22 company-owned Bagger Dave's restaurants in Michigan and Indiana. For more information, visit www.baggerdaves.com.

The Company also operates 40 Buffalo Wild Wings Grill & Bar franchised restaurants in Indiana, Illinois, Michigan, and Florida.

The Company routinely posts news and other important information on its website at www.diversifiedrestaurantholdings.com.

Safe Harbor Statement

The information made available in this news release contains forward-looking statements which reflect DRH's current view of future events, results of operations, cash flows, performance, business prospects and opportunities. Wherever used, the words "anticipate," "believe," "expect," "intend," "plan," "project," "will continue," "will likely result," "may," and similar expressions identify forward-looking statements as such term is defined in the Securities Exchange Act of 1934. Any such forward-looking statements are subject to risks and uncertainties and the Company's actual growth, results of operations, financial condition, cash flows, performance, business prospects and opportunities could differ materially from historical results or current expectations. Some of these risks include, without limitation, the impact of economic and industry conditions, competition, food and drug safety issues, store expansion and remodeling, labor relations issues, costs of providing employee benefits, regulatory matters, legal and administrative proceedings, information technology, security, severe weather, natural disasters, accounting matters, other risk factors relating to our business or industry and other risks detailed from time to time in the Securities and Exchange Commission filings of DRH. Forward-looking statements contained herein speak only as of the date made and, thus, DRH undertakes no obligation to update or publicly announce the revision of any of the forward-looking statements contained herein to reflect new information, future events, developments or changed circumstances or for any other reason.

DIVERSIFIED RESTAURANT HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 28	September 29	September 28	September 29
	2014	2013	2014	2013

Revenue	$32,782,092	$26,368,090	$93,264,727	$80,410,174

Operating expenses
Restaurant operating costs (exclusive of depreciation and amortization shown separately below):
Food, beverage, and packaging costs	9,456,106	7,759,146	26,784,277	24,336,433
Compensation costs	8,405,116	6,972,432	24,170,212	20,903,931
Occupancy costs	1,873,693	1,600,278	5,052,643	4,704,380
Other operating costs	7,220,083	5,436,252	19,627,639	16,100,223
General and administrative expenses	2,133,564	1,558,924	6,345,810	5,058,879
Pre-opening costs	609,664	639,498	2,063,800	2,036,022
Depreciation and amortization	2,865,794	2,070,841	7,612,125	5,539,874
Loss on disposal of property and equipment	33,013	22,970	353,333	83,711
Total operating expenses	32,597,033	26,060,341	92,009,839	78,763,453

Operating profit	185,059	307,749	1,254,888	1,646,721

Interest expense	(483,057)	(320,798)	(1,436,092)	(1,375,646)
Other income, net	67,789	68,415	86,426	92,958

Income (loss) before income taxes	(230,209)	55,366	(94,778)	364,033

Income tax provision (benefit)	(48,100)	(14,444)	(180,030)	52,186

Net income (loss)	$(182,109)	$69,810	$85,252	$311,847

Basic earnings (loss) per share	$(0.01)	$0.00	$0.00	$0.01
Fully diluted earnings (loss) per share	$(0.01)	$0.00	$0.00	$0.01

Weighted average number of common shares outstanding
Basic	26,107,627	26,054,118	26,074,797	23,231,403
Diluted	26,107,627	26,186,263	26,174,593	23,351,128

DIVERSIFIED RESTAURANT HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	September 28
	2014	December 29
	(UNAUDITED)	2013
ASSETS
Current assets
Cash and cash equivalents	$6,514,056	$9,562,473
Investments	4,911,848	8,561,598
Accounts receivable	231,334	1,248,940
Inventory	1,182,420	1,017,626
Prepaid assets	429,581	555,144
Total current assets	13,269,239	20,945,781

Deferred income taxes	1,353,681	1,162,761
Property and equipment, net	74,500,195	58,576,734
Intangible assets, net	3,229,487	2,948,013
Goodwill	10,998,630	8,578,776
Other long-term assets	199,500	121,668
Total assets	$103,550,732	$92,333,733

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable	$5,210,270	$4,416,092
Accrued compensation	1,565,911	2,060,082
Other accrued liabilities	1,035,623	809,104
Current portion of long-term debt	12,327,788	8,225,732
Current portion of deferred rent	377,812	306,371
Total current liabilities	20,517,404	15,817,381

Deferred rent, less current portion	2,992,190	3,420,574
Unfavorable operating leases	712,223	759,065
Other long-term liabilities	410,600	327,561
Long-term debt, less current portion	44,528,221	38,047,589
Total liabilities	69,160,638	58,372,170

Stockholders' equity
Common stock - $0.0001 par value; 100,000,000 shares authorized; 26,147,999 and 26,049,578, respectively, issued and outstanding	2,582	2,580
Additional paid-in capital	35,554,165	35,275,255
Accumulated other comprehensive loss	(180,997)	(245,364)
Accumulated deficit	(985,656)	(1,070,908)
Total stockholders' equity	34,390,094	33,961,563

Total liabilities and stockholders' equity	$103,550,732	$92,333,733

DIVERSIFIED RESTAURANT HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Nine Months Ended
	September 28	September 29
	2014	2013

Cash flows from operating activities
Net income	$85,252	$311,847
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	7,641,090	5,539,874
Write off of loan fees	-	76,408
Realized loss on sales of investments	33,406	-
Loss on disposal of property and equipment	353,333	83,711
Share-based compensation	237,079	205,668
Deferred income taxes	(223,928)	(13,248)
Changes in operating assets and liabilities that provided (used) cash
Accounts receivable	1,017,606	(136,544)
Inventory	(110,794)	(300,064)
Prepaid assets	125,563	(67,541)
Intangible assets	(210,937)	(546,831)
Other long-term assets	(77,832)	(299,267)
Accounts payable	1,292,321	759,930
Accrued liabilities	(107,580)	(458,825)
Deferred rent	(356,943)	614,182
Net cash provided by operating activities	9,697,636	5,769,300

Cash flows from investing activities
Purchases of investments	(7,469,555)	(12,690,397)
Proceeds from sale of investments	11,106,241	5,278,048
Purchases of property and equipment	(23,685,771)	(17,297,791)
Acquisition of business, net of cash acquired	(3,202,750)	-
Net cash used in investing activities	(23,251,835)	(24,710,140)

Cash flows from financing activities
Proceeds from issuance of long-term debt	16,448,332	55,862,559
Repayments of long-term debt	(5,865,644)	(58,460,520)
Payment of loan fees	(118,739)	-
Proceeds from employee stock purchase plan	41,833	-
Proceeds from sale of common stock, net of underwriter fees	-	31,994,823
Net cash provided by financing activities	10,505,782	29,396,862

Net increase (decrease) in cash and cash equivalents	(3,048,417)	10,456,022

Cash and cash equivalents, beginning of period	9,562,473	2,700,328

Cash and cash equivalents, end of period	$6,514,056	$13,156,350

DIVERSIFIED RESTAURANT HOLDINGS, INC. AND SUBSIDIARIES

Reconciliation between Net Income and Restaurant-Level and Adjusted EBITDA

	Three Months Ended
	September 28	September 29
	2014	2013
Net income (loss) attributable to DRH	$(182,109)	$69,810
+ Income tax provision	(48,100)	(14,444)
+ Interest expense	483,057	320,798
+ Other income, net	(67,789)	(68,415)
+ Loss on disposal of property and equipment	33,013	22,970
+ Depreciation and amortization	2,865,794	2,070,841
EBITDA	3,083,866	2,401,560
+ Pre-opening costs	609,664	639,498
+Non-recurring expenses (Corporate level)	126,322	-
Adjusted EBITDA	3,819,852	3,041,058
Adjusted EBITDA margin (%)	11.7%	11.5%
-Non-recurring expenses (Corporate level)	(126,322)	-
+ General and administrative	2,133,564	1,558,924
Restaurant–Level EBITDA	5,827,094	4,599,982
Restaurant–Level EBITDA margin (%)	17.8%	17.4%

(1)Restaurant-Level EBITDA represents net income (loss) attributable to DRH plus the sum of non-restaurant specific general and administrative expenses, restaurant pre-opening costs, loss on property and equipment disposals, the change in fair value of derivative instruments, depreciation and amortization, other income and expenses, interest, taxes, income attributable to noncontrolling interest and non-recurring acquisition related expenses in Q1 2013 and non-recurring expenses related to the NASDAQ listing in Q2 2013. Adjusted EBITDA represents net income (loss) attributable to DRH plus the sum of restaurant pre-opening costs, loss on property and equipment disposals, the change in fair value of derivative instruments, depreciation and amortization, other income and expenses, interest, taxes, income attributable to noncontrolling interest, and non-recurring expenses. We are presenting Restaurant-Level EBITDA and Adjusted EBITDA, which are not presented in accordance with GAAP, because we believe they provide an additional metric by which to evaluate our operations. When considered together with our GAAP results and the reconciliation to our net income, we believe they provide a more complete understanding of our business than could be obtained absent this disclosure. We use Restaurant-Level EBITDA and Adjusted EBITDA, together with financial measures prepared in accordance with GAAP, such as revenue, income from operations, net income, and cash flows from operations, to assess our historical and prospective operating performance and to enhance the understanding of our core operating performance. Restaurant-Level EBITDA and Adjusted EBITDA are presented because: (i) we believe they are useful measures for investors to assess the operating performance of our business without the effect of non-cash depreciation and amortization expenses; (ii) we believe investors will find these measures useful in assessing our ability to service or incur indebtedness; and (iii) they are used internally as benchmarks to evaluate our operating performance or compare our performance to that of our competitors.

Additionally, we present Restaurant-Level EBITDA because it excludes the impact of general and administrative expenses and restaurant pre-opening costs, both which are non-recurring at the restaurant level. The use of Restaurant-Level EBITDA thereby enables us and our investors to compare our operating performance between periods and to compare our operating performance to the performance of our competitors. The measure is also widely used within the restaurant industry to evaluate restaurant level productivity, efficiency, and performance. The use of Restaurant-Level EBITDA and Adjusted EBITDA as performance measures permits a comparative assessment of our operating performance relative to our performance based on GAAP results, while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. Companies within our industry exhibit significant variations with respect to capital structure and cost of capital (which affect interest expense and tax rates) and differences in book depreciation of property and equipment (which affect relative depreciation expense), including significant differences in the depreciable lives of similar assets among various companies. Our management team believes that Restaurant-Level EBITDA and Adjusted EBITDA facilitate company-to-company comparisons within our industry by eliminating some of the foregoing variations.

Restaurant-Level EBITDA and Adjusted EBITDA are not determined in accordance with GAAP and should not be considered in isolation or as an alternative to net income, income from operations, net cash provided by operating, investing, or financing activities, or other financial statement data presented as indicators of financial performance or liquidity, each as presented in accordance with GAAP. Neither Restaurant-Level EBITDA nor Adjusted EBITDA should be considered as a measure of discretionary cash available to us to invest in the growth of our business. Restaurant-Level EBITDA and Adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies and our presentation of Restaurant-Level EBITDA and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual items. Our management recognizes that Restaurant-Level EBITDA and Adjusted EBITDA have limitations as analytical financial measures, including the following:

●	Restaurant-Level EBITDA and Adjusted EBITDA do not reflect our current capital expenditures or future requirements for capital expenditures;
●	Restaurant-Level EBITDA and Adjusted EBITDA do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, associated with our indebtedness;
●

Restaurant-Level EBITDA and Adjusted EBITDA do not reflect depreciation and amortization, which are non-cash charges, although the assets being depreciated and amortized will likely have to be replaced in the future, nor do Restaurant-Level EBITDA and Adjusted EBITDA reflect any cash requirements for such replacements;

●	Restaurant-Level EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;
●	Restaurant-Level EBITDA and Adjusted EBITDA do not reflect disposals or other non-recurring income and expenses;
●	Restaurant-Level EBITDA and Adjusted EBITDA do not reflect changes in fair value of derivative instruments;
●	Restaurant-Level EBITDA and Adjusted EBITDA do not reflect restaurant pre-opening costs; and
●	Restaurant-Level EBITDA does not reflect general and administrative expenses.

CONTACT: For more information contact:

Investor Relations Contacts: Sheryl Freeman / Raphael Gross ICR Inc. 646.277.1284 / 203.682.8253 sheryl.freeman@icrinc.com / raphael.gross@icrinc.com